Exhibit 99.3

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (as the same may be amended from time to time in accordance with its terms, this “Agreement”), dated as of August 3, 2025, by and among the Persons listed on Schedule A hereto (each a “Shareholder” and together, the “Shareholders”) in each such person’s capacity as a shareholder of Steelcase Inc., a Michigan corporation (the “Company”), and HNI Corporation, an Iowa corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, in order to induce Parent, Geranium Merger Sub I, Inc., a Michigan corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub Inc.”), and Geranium Merger Sub II, LLC, a Michigan limited liability company and a direct, wholly owned Subsidiary of Parent (“Merger Sub LLC”), to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with the Company, Parent has requested each Shareholder, and each Shareholder has agreed, to enter into this Agreement with respect to the number of shares of Company Class A Common Stock and Company Class B Common Stock (collectively, the “Shares”) that such Shareholder beneficially owns as of the date hereof and are set forth next to such Shareholder’s name on Schedule A hereto (together with such additional Shares or voting securities of which such Shareholder acquires record or beneficial ownership after the date hereof, such Shareholder’s “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

GRANT OF PROXY; VOTING AGREEMENT

Section 1.01. Voting Agreement. Beginning on the date hereof until the Expiration Date, each Shareholder hereby irrevocably and unconditionally agrees that at any meeting of the shareholders of the Company, however called, and at any adjournment thereof, at which the Merger Agreement (or any amended version thereof) or the transactions contemplated thereby are submitted for the consideration and vote of the shareholders of the Company, and in connection with any written consent of the shareholders of the Company, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, each Shareholder shall, in each case to the fullest extent that its Subject Shares are entitled to vote thereon or consent thereto, (a) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum, and (b) vote (or cause to be voted), in person or by proxy, or, if applicable, deliver (or cause to be delivered) a written consent with respect to all Subject Shares that such Shareholder is entitled to vote at the time of any vote or action by written consent (i) in favor of the approval and adoption (as applicable) of the Merger Agreement and the transactions contemplated thereby, including the First Merger, (ii) in favor of any proposal to adjourn a meeting of the shareholders of the Company to solicit additional proxies in favor of the approval and adoption (as applicable) of the Merger Agreement and the transactions contemplated thereby, including the First Merger, and (iii) against any (1) Company Acquisition Proposal, (2) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (3) action or agreement the consummation of which would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under the Merger Agreement or consummate the Mergers, or prevent or materially delay the consummation of any of the Mergers and the other transactions contemplated by the Merger Agreement and (4) any action or agreement that would reasonably be expected to result in a material breach or violation of any covenant, representation or warranty or any other obligation of such Shareholder contained in this Agreement. Nothing contained in this Agreement shall require any Shareholder (or shall entitle any proxy of any Shareholder) to convert, exercise or exchange any shares of Company Class B Common Stock in order to obtain any shares of Company Class A Common Stock.

Section 1.02. Irrevocable Proxy. Each Shareholder hereby revokes any and all previous proxies granted with respect to its Subject Shares (and such Shareholder hereby represents that any such prior proxy is revocable), other than proxies granted solely with respect to Routine Matters (as defined below). By entering into this Agreement, such Shareholder hereby grants a proxy appointing Parent as such Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder’s name with respect to the Subject Shares, effective as of the date hereof and continuing until the Expiration Date, to vote, express consent or dissent, or otherwise to utilize such voting power solely as contemplated by Section 1.01 above; provided that Parent shall provide at least twenty-four (24) hours’ notice prior to exercising the proxy granted by such Shareholder under this Section 1.02 to the extent Parent intends to exercise such proxy within five (5) Business Days of the mailing of the Joint Proxy Statement. The proxy granted by such Shareholder pursuant to this Section 1.02 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by such Shareholder shall automatically be revoked upon the Expiration Date. Each Shareholder hereby ratifies and confirms all actions that the proxy appointed hereunder may lawfully do or cause to be done in accordance with this Section 1.02. Each Shareholder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy. Each Shareholder hereby agrees not to grant any proxy or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares during the term of this Agreement (except for a Permitted Transfer), other than the granting of proxies to vote Subject Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of shareholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, solely to the extent such matters are not (i) inconsistent with the obligations contemplated by the Merger Agreement or this Agreement or (ii) related to the transactions contemplated by the Merger Agreement or this Agreement (collectively, “Routine Matters”). Any attempt by such Shareholder to grant a proxy, vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) its Subject Shares in a manner inconsistent with the proxy granted pursuant to this Section 1.02 shall be null and void ab initio.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder represents and warrants to Parent, as of the date hereof, that:

Section 2.01. Corporate Authorization; Binding Agreement. The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby are within the organizational or individual powers of such Shareholder and have been duly authorized by all necessary action on the part of such Shareholder. This Agreement constitutes a legal, valid and binding Agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and the remedies of specific performance and injunctive and other forms of equitable relief that may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (the “Enforceability Exceptions”). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement. Other than as provided in the Merger Agreement and except for any filings by such Shareholder with the SEC, the execution, delivery and performance by such Shareholder of this Agreement do not require any action by or in respect of, or any notice, report or other filing by such Shareholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority, other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair or otherwise adversely impact such Shareholder’s ability to perform its obligations hereunder.

Section 2.02. Non-Contravention. The execution, delivery and performance by such Shareholder of this Agreement and the performance of its obligations hereunder do not and will not (i) if such Shareholder is an entity, violate the certificate of incorporation or bylaws (or other comparable organizational documents) of such Shareholder, (ii) violate any applicable Law, (iii) require any consent, payment, notice to, or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder is entitled under any provision of any agreement or other instrument binding on such Shareholder, except as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair or otherwise adversely impact such Shareholder’s ability to perform its obligations hereunder or (iv) result in the creation or imposition of any Lien on any asset of such Shareholder (including the Subject Shares).

Section 2.03. Ownership of Shares. Except as disclosed on Schedule A, such Shareholder is the sole record and beneficial owner of the Subject Shares, free and clear of any Liens (other than any Liens created by this Agreement or Liens that would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair or otherwise adversely impact such Shareholder’s ability to perform its obligations hereunder) or any restriction on the right to vote or otherwise dispose of the Subject Shares. Except as otherwise provided in Article 1 of this Agreement or as disclosed on Schedule A, such Shareholder has, and will have at all times during the term of this Agreement, the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, such Shareholder’s Subject Shares, and there are no Contracts of any kind, contingent or otherwise, obligating such Shareholder to Transfer, or cause to be Transferred, any of its Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares. Except for this Agreement, none of such Shareholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney. For purposes of this Agreement, “beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the U.S. Securities Exchange Act of 1934.

Section 2.04. Total Shares. Except for its Subject Shares set forth on Schedule A hereto, such Shareholder does not beneficially own any equity interests, or any securities representing the right to purchase or otherwise receive any equity interests, of the Company.

Section 2.05. Reliance. Such Shareholder acknowledges that it has had the opportunity to seek independent legal advice from legal counsel of such Shareholder’s own choosing prior to executing this Agreement. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement, in part, in reliance upon such Shareholder’s execution, delivery and performance of this Agreement and upon the representations, warranties, covenants and other agreements of such Shareholder contained in this Agreement.

Section 2.06. Absence of Litigation. Such Shareholder represents that there is no Proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder or any of its properties or assets (including such Shareholder’s Subject Shares) before (or, in the case of threatened Proceedings, that would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair or otherwise adversely impact such Shareholder’s ability to perform its obligations hereunder.

Section 2.07. Other Agreements. Except for this Agreement, such Shareholder represents that such Shareholder has not (i) taken any action that would or would reasonably be expected to (A) violate or conflict with such Shareholder’s covenants and obligations under this Agreement, (B) make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or (C) have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement or (ii) granted any proxies or powers of attorney, or any other authorization or consent with respect to any of the Subject Shares with respect to the matters set forth in Section 1.01.

Section 2.08. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder in such Shareholder’s capacity as such.

Section 2.09. No Other Representations. Such Shareholder acknowledges and agrees that, other than the representations expressly set forth in this Agreement, Parent has not made, and is not making, any representations or warranties to such Shareholder with respect to Parent, the Merger Agreement or any other matter. Such Shareholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Shareholder, as of the date hereof, as follows:

Section 3.01. Corporation Authorization; Binding Agreement. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.02. Non-Contravention. The execution, delivery and performance by Parent of this Agreement and the performance of its obligations hereunder do not and will not (i) violate the certificate of incorporation or bylaws (or other comparable organizational documents) of Parent, (ii) violate any applicable Law, (iii) other than the filing of a Schedule 13D with the SEC, require any consent, payment, notice to, or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent is entitled under any provision of any agreement or other instrument binding on Parent or (iv) result in the creation or imposition of any Lien on any asset of Parent, except, with respect to clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair or otherwise adversely impact Parent’s ability to perform its obligations hereunder.

Section 3.03. No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, each Shareholder has not made, and is not making, any representations or warranties to Parent with respect to such Shareholder, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE 4

COVENANTS OF SHAREHOLDERS

Each Shareholder hereby covenants and agrees that:

Section 4.01. Restrictions on Transfer and Encumbrances. Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Parent, directly or indirectly, (i) except for the conversion of Company Class B Common Stock into shares of Company Class A Common Stock in accordance with the provisions of the Articles of Incorporation, acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise, and including pursuant to any derivative transaction), any Subject Shares (or any beneficial ownership therein or portion thereof) during the term of this Agreement or consent to any of the foregoing (each, a “Transfer” (which defined term includes derivations of such defined term)), (ii) otherwise permit any Liens to be created on any of such Shareholder’s Subject Shares or (iii) enter into any Contract with respect to the direct or indirect Transfer of any of such Shareholder’s Subject Shares. Nothing herein shall prohibit a Permitted Transfer. “Permitted Person” shall mean (A) any Affiliate of such Shareholder or (B) if such Shareholder is an individual, (1) to any member of such Shareholder’s immediate family or to a trust for the benefit of such Shareholder or any member of such Shareholder’s immediate family or (2) to any person or entity if and to the extent required by any non-consensual legal order, by divorce decree or by will, intestacy or other similar law. A “Permitted Transfer” shall mean a Transfer to a Permitted Person so long as, in the case of subclause (A) and (B)(1) thereof, such Transfer is done for estate planning purposes, would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair or otherwise adversely impact in any material respect such Shareholder’s (and transferee Shareholder’s) ability to perform its obligations hereunder and the transferee of such Subject Shares evidences in a writing in form and substance reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Shareholder, and upon such transfer shall be deemed a Shareholder hereunder. Such Shareholder hereby agrees that this Agreement and the obligations hereunder shall attach to such Shareholder’s Subject Shares and shall be binding upon any Person to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including its successors or permitted assigns, and if any involuntary Transfer of any of such Shareholder’s Subject Shares shall occur (including a sale by such Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shareholder’s Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as such Shareholder for all purposes hereunder. Each Shareholder hereby agrees not to request that the Company register the transfer of any certificate or uncertificated interest representing any or all of the Subject Shares and each Shareholder authorizes the Company to impose stop orders to prevent the Transfer of any of such Shareholder’s Subject Shares in violation of this Agreement.

Section 4.02. Other Offers.

(a) Each Shareholder shall not, and shall not authorize, allow or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, seek or knowingly take any action designed or intended to facilitate or encourage (including by way of furnishing any nonpublic information) the submission of any Company Acquisition Proposal, (ii) enter into, engage in or participate in any discussions or negotiations with, furnish any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records work papers and other documents related to the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person (other than Parent or any of its Representatives) that is seeking to make, or has made, a Company Acquisition Proposal, (iii) enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to a Company Acquisition Proposal or (iv) agree to do any of the foregoing. Each Shareholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Person (or any Representatives of any Person) other than Parent (or any of its Representatives) conducted prior to the date hereof with respect to any Company Acquisition Proposal made by such Person.

(b) Notwithstanding anything to the contrary in this Section 4.02, any Shareholder who is a director of the Company shall be entitled to participate with the Company and its Representatives in any negotiations or discussions with any Person (including, without limitation, negotiating or discussing a voting agreement with a Person that would be entered into at any time after the termination of this Agreement), or any preparations therefor, in each case in connection with a Company Acquisition Proposal or a Company Superior Proposal to the extent that the Company is permitted to engage in such negotiations or discussions in accordance with Section 5.6 of the Merger Agreement.

Section 4.03. Appraisal Rights. Each Shareholder hereby irrevocably waives and agrees not to exercise any rights it may have to demand appraisal, dissent or any similar or related matter with respect to any Subject Shares that may arise with respect to the First Merger.

Section 4.04. Proceedings. Each Shareholder hereby agrees not to commence or participate in any Proceeding or claim, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated thereby, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) in such Shareholder’s capacity as a shareholder of the Company, alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, and such Shareholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that the foregoing shall not limit any actions taken by any Shareholder in response to any claims of the nature described in the foregoing clause (B) commenced against such Shareholder, its Affiliates or its Representatives; provided, further, that the foregoing shall not restrict any Shareholder from enforcing such Shareholder’s rights under this Agreement.

Section 4.05. Notice of Certain Events. Each Shareholder shall promptly notify Parent of any fact, change or development occurring or arising after the date hereof that causes, or would reasonably be expected to cause, any breach of any representation, warranty, covenant or agreement of such Shareholder hereunder.

Section 4.06. Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the equity interests of the Company, or to the securities representing the right to purchase or otherwise receive equity interests of the Company, as applicable, received in respect of the Subject Shares by such Shareholder immediately following the effectiveness of the events described in this Section 4.06, as though they were Subject Shares hereunder.

Section 4.07. Capacity as a Shareholder. Nothing in this Agreement shall limit or restrict any Shareholder who serves as a director or officer of the Company or any of its Subsidiaries in acting in his or her capacity as a director or as an officer, as applicable, of the Company or such Subsidiary, as applicable, it being understood that this Agreement applies to each Shareholder solely in his or her capacity as a shareholder of the Company and does not apply to, and shall not limit or affect in any manner, any such Shareholder’s actions, omissions, judgments or decisions as a director, officer or commercial counterparty as the owner or operator of a dealership, as applicable, of or with respect to the Company or any of its Subsidiaries, including taking any action permitted by Section 5.6 of the Merger Agreement, and no such action, omission, judgment or decision, in such Shareholder’s capacity as director or officer (or in such affiliate or designee’s capacity as representative of the director or officer) of or with respect to the Company or any of its Subsidiaries or as a commercial counterparty as the owner or operator of a dealership, shall violate any of such Shareholder’s agreements or obligations under this Agreement.

Section 4.08. Disclosure. Each Shareholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document Parent or the Company determines to be necessary in connection with the Mergers and any transactions related thereto, such Shareholder’s identity and ownership of Subject Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement.

Section 4.09. Additional Shares. In the event that any Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting capital stock with respect to the Company, including any Company Class A Common Stock received upon the conversion of Company Class B Common Stock in accordance with the provisions of the Articles of Incorporation, such Shares or voting capital stock shall, without further action of the parties, be deemed Subject Shares and, subject to the provisions of this Agreement, the number of Shares held by such Shareholder shall be deemed amended accordingly, and such Shares or voting capital stock shall automatically become subject to the terms of this Agreement. Each Shareholder shall promptly notify Parent of any such event.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Interpretation; Certain Definitions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections and Schedules are to the Articles, Sections and Schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any Schedule, certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to August 3, 2025, unless the context requires otherwise. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). The parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 5.02. Further Assurances. Parent and each Shareholder will, upon the reasonable request of the other party, use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to comply with its obligations under this Agreement.

Section 5.03. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the relevant Shareholder, and Parent shall have no authority to exercise any power or authority to direct any Shareholder in the voting or disposition of any of the Subject Shares, except as otherwise expressly provided herein.

Section 5.04. Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to Parent, to:

HNI Corporation

600 E Second Street

Muscatine, Iowa 52761

Attention:  Steven Bradford

Email:    bradfords@hnicorp.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:  James P. Dougherty

   Shanu Bajaj

Email:    james.dougherty@davispolk.com

   shanu.bajaj@davispolk.com

if to any Shareholder, to the address set forth on Schedule A opposite the name(s) of such Shareholder(s), with copies (which shall not constitute notice) to:

Warner Norcross + Judd LLP

1500 Warner Building

150 Ottawa Ave N.W.

Grand Rapids, MI 49503

Attention:  James Steffel

Email:    jsteffel@wnj.com

and

Steelcase Inc.

901 44th Street SE

Grand Rapids, Michigan 49508

Attention:  Chief Legal Officer

Email:    mblazina@steelcase.com

or to such other address, electronic mail address for a party as shall be specified in a notice given in accordance with this Section 5.04; provided, however, that any notice received by electronic mail (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) or otherwise at the addressee’s location on any Business Day after 7:00 p.m. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 5.04 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 5.04.

Section 5.05. Amendment. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 5.06. Termination. This Agreement shall automatically terminate without further action of any party hereto upon the earlier to occur of (i) the First Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) any amendment to the Merger Agreement without the prior written consent of a Shareholder that (A) decreases the amount or changes the form of the Merger Consideration, (B) imposes any additional material restrictions on or material additional conditions on the payment of the Merger Consideration to shareholders of the Company or (C) extends the Termination Date contemplated by the Merger Agreement (except if such extension is explicitly provided for in, and effected pursuant to, the Merger Agreement), or (iv) the mutual written agreement of each party to this Agreement (any such date under clauses (i) through (iv) being referred to herein as the “Expiration Date”). Notwithstanding the foregoing, (i) the provisions set forth in this Article 5 (other than Section 5.02 and Section 5.14) shall survive the termination of this Agreement and (ii) no termination of this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any willful and material breach of any covenant or other agreement contained in this Agreement that occurred prior to such termination. For purposes of this Agreement, “willful and material breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.

Section 5.07. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the transactions contemplated by the Merger Agreement are consummated.

Section 5.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 5.08 shall be null and void.

Section 5.09. Governing Law. This Agreement and all Proceedings (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 5.10. Consent to Jurisdiction. Each of the parties hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of the parties agrees that a final and non-appealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.04 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

Section 5.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) BETWEEN THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 5.12. Counterparts This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 5.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.14. Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5.06, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.15. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the persons or entities that are expressly identified as parties hereto and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future shareholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate or any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any Non-Recourse Party.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HNI CORPORATION

By:	/s/ Steven Bradford
Name: Steven Bradford
Title: Senior Vice President, General Counsel and Secretary

By:	/s/ Jennifer C. Niemann
Name: Jennifer C. Niemann

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